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                              SCHEDULE 13D


CUSIP No.  None                                             Page 8 of 8 Pages

                                                       Exhibit 1
                                                       ---------

                               JOINT FILING AGREEMENT

     As required by Rule 13d-1(f) of the General Rules and Regulations under the Securities Exchange Act of 1934, we hereby agree that the statement on
Schedule 13D to which this Agreement is an Exhibit is filed on behalf of each of us.

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of us as of February 10, 1998.


                                   OLD NORTH CAPITAL LIMITED
                                   PARTNERSHIP

                                   By: ONC I Corp., its general partner

                                   By:  /s/ Gary D. Engle
                                       -------------------------
                                        Name: Gary D. Engle
                                        Title: President

                                        /s/ Gary D. Engle
                                       ---------------------------
                                        Name: Gary D. Engle